                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. 2)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



       TMP WORLDWIDE INC.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)
 ................................................................................
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:
       .........................................................................
    2) Aggregate number of securities to which transaction applies:
       .........................................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       .........................................................................
    4) Proposed maximum aggregate value of transaction:
       .........................................................................
    5) Total fee paid:
       .........................................................................

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
       .........................................................................
    2) Form, Schedule or Registration Statement No.:
       .........................................................................
    3) Filing Party:
       .........................................................................
    4) Date Filed:
       .........................................................................

                               TMP WORLDWIDE INC.
                                  1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                                  212-977-4200


                                             May 21, 1999



Dear Stockholder:

         You are cordially invited to attend the Companys Annual Meeting of Stockholders to be held at 11:00 a.m. on Monday, June 28, 1999, at the offices of Monster.com, 5 Clock Tower Place, Maynard, Massachusetts 01754.

         At the meeting you will be asked to elect six directors of the Company and to approve the adoption of the Company's 1999 Long Term Incentive Plan. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

         We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

               Thank you for your cooperation.

                                             Very truly yours,



                                             Andrew J. McKelvey
                                             Chairman of the Board
                                              of Directors and CEO

                               TMP WORLDWIDE INC.

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              --------------------

                                                       New York, New York
                                                       May 21, 1999

                  Notice is hereby given that the Annual Meeting of Stockholders of TMP Worldwide Inc. will be held on Monday, June 28, 1999 at 11:00 a.m. at the offices of Monster.com, 5 Clock Tower Place, Maynard, Massachusetts 01754 for the following purposes:

                  (1)   To elect six directors to serve for the ensuing year;

                  (2) To consider and vote upon a proposal to approve the adoption of the Company's 1999 Long Term Incentive Plan; and

                  (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

                  Stockholders of record at the close of business on May 10, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                  All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.



                                                       THOMAS G. COLLISON
                                                       SECRETARY

                               TMP WORLDWIDE INC.
                                  1633 BROADWAY
                            NEW YORK, NEW YORK 10019

                              --------------------

                                 PROXY STATEMENT

                              --------------------


                               GENERAL INFORMATION


PROXY SOLICITATION

                  This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share (the "Common Stock"), and Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), of TMP Worldwide Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Monday, June 28, 1999, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

                  Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about May 21, 1999 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

REVOCABILITY AND VOTING OF PROXY

                  A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock and Class B Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposal Nos. 1 and 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

                  Only stockholders of record at the close of business on May 10, 1999 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On May 10, 1999, there were 33,811,942 shares of Common Stock outstanding, each of which is entitled to one vote on each of the matters to be presented at the Annual Meeting, and 2,381,000 shares of Class B Common Stock outstanding, each of which is entitled to ten votes on each of the matters to be presented at the Annual Meeting. Andrew J. McKelvey holds all of the Class B Common Stock giving him in excess of 60% of the combined voting power of the Company; no other stockholder of the Company has in excess of 1% of the combined voting power of the Company. It is expected that Mr. McKelvey will vote for Proposal Nos. 1 and 2. The holders of a majority of the outstanding shares of Common Stock and Class B Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the Annual Meeting of Stockholders is discussed under each item.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

                  The following table sets forth information as of March 31, 1999 (except as otherwise noted in the footnotes), regarding the beneficial ownership determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities, of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than five percent (5%) of the Company's outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.


                                       Amount and Nature of
                                      Beneficial Ownership of                   Percentage of
                                       Common Stock/Class B     Percentage of      Class B
Name of Beneficial Owner                   Common Stock         Common Stock     Common Stock
------------------------              -----------------------   -------------   -------------
Andrew J. McKelvey(1)................        13,326,080             37.2%            100%

Thomas G. Collison(2)................           119,494                 *              --

James J. Treacy(3)...................           332,272              1.0%              --

Jeffrey C. Taylor(4).................           130,635                 *              --

Paul M. Camara(5)....................           120,720                 *              --

George R. Eisele(6)..................            76,430                 *              --

John R. Gaulding.....................            19,250                 *              --

Michael Kaufman(7)...................             8,438                 *              --

John Swann(8)........................            10,870                 *              --

All directors and executive officers
as a group (13 persons)(9)...........        14,219,067             39.4%            100%


--------------------
*     Less than 1%

(1) Includes 2,381,000 shares of Class B Common Stock which are convertible, on a share for share basis, into Common Stock. Each share of Class B Common Stock has ten votes per share. Also includes 2,000 shares of Common Stock owned by Mr. McKelvey's wife, 100 shares of Common Stock owned by Mr. McKelvey's daughter and 451 shares of Common

      Stock held by TMP's 401(k) Plan. Mr. McKelvey disclaims beneficial ownership of the shares owned by his wife.

(2) Includes 451 shares of Common Stock held by TMP's 401(k) Plan and 14,584 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 1999.

(3) Includes 300 shares of Common Stock owned by Mr. Treacy's daughters, 451 shares of Common Stock held by TMP's 401(k) Plan, and 67,916 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 1999.

(4) Includes 451 shares of Common Stock held by TMP's 401(k) Plan and 89,000 shares of Common Stock, issuable upon the exercise of options which are exercisable within 60 days of March 31, 1999.

(5) Includes 451 shares of Common Stock held by TMP's 401(k) Plan and 20,125 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 1999.

(6)   Includes 381 shares of Common Stock held by TMP's 401(k) Plan.

(7) Consists of 8,438 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 1999.

(8) Consists of 10,870 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 1999.

(9) Includes 2,381,000 shares of Class B Common Stock which are convertible, on a share for share basis, into Common Stock. Also includes 267,455 shares subject to options which are exercisable within 60 days of March 31, 1999. Does not include 365,589 shares of Common Stock issuable pursuant to options which are not exercisable within 60 days of March 31, 1999.


                      PROPOSAL NO. 1--ELECTION OF DIRECTORS

                  Six directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

                  The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:


                                        Year First                    Principal Occupation
Nominee                      Age      Became Director              During the Past Five Years
-------                      ---      ---------------              --------------------------
Andrew J. McKelvey           64            1967           Chairman of the Board, CEO and a director since
                                                          founding the Company in 1967.  Mr. McKelvey has
                                                          a B.A. from Westminster College.  Mr. McKelvey
                                                          was a member of the Board of Directors of the
                                                          Yellow Pages Publishers Association and the
                                                          Association of Directory Marketing from 1994
                                                          through September 1996.

George R. Eisele             62            1987           Director of the Company since September 1987
                                                          and Executive Vice President of TMP Worldwide
                                                          Direct, the Company's direct marketing
                                                          division, since 1989.

James J. Treacy              40            1998           Director of the Company since September 1998,
                                                          Chief Operating Officer since February 1998,
                                                          Executive Vice President-Finance and Strategy
                                                          since April 1996.  Mr. Treacy joined the
                                                          Company in June 1994 as Chief Executive Officer
                                                          of the Recruitment Division.  Prior to joining
                                                          the Company, Mr. Treacy was Senior Vice
                                                          President - Western Hemisphere Treasurer for
                                                          the WPP Group USA, Inc.



                                        Year First                    Principal Occupation
Nominee                      Age      Became Director              During the Past Five Years
-------                      ---      ---------------              --------------------------
John R. Gaulding             53            1996           Director of the Company since January 1996.
                                                          Mr. Gaulding is a private investor and business
                                                          consultant in the fields of strategy and
                                                          organization.  He was Chairman and Chief
                                                          Executive Officer of National Insurance Group,
                                                          a publicly traded financial information
                                                          services company, from April through July 11,
                                                          1996, the date of such company's sale and
                                                          Corporate Vice President of ADP, Inc. For six
                                                          years prior thereto, he was President and Chief
                                                          Executive Officer of ADP Claims Solutions
                                                          Group.  From 1985 to 1990, Mr. Gaulding was
                                                          President and Chief Executive officer of
                                                          Pacific Bell Directory, the yellow page
                                                          publishing unit of Pacific Telesis Group.  Mr.
                                                          Gaulding served as Co-Chairman of the Yellow
                                                          Pages Publishers Association from 1987 to 1990.
                                                          He holds a B.S. from the University of
                                                          California at Los Angeles and an M.B.A. from
                                                          the University of Southern California.  Mr.
                                                          Gaulding is also a director of Ortel Corp., a
                                                          publicly traded corporation.

Michael Kaufman              53            1997           Director of the Company since October 1997.
                                                          Mr. Kaufman is President of Consumer Markets
                                                          Group for Pacific Bell since August 1997.
                                                          Prior thereto, from May 1997, Mr. Kaufman was
                                                          the President and CEO of Pacific Bell
                                                          Communications, a subsidiary of SBC
                                                          Communications Inc., and from 1993 through
                                                          April 1997, he was the regional president for
                                                          the Central and West Texas market area of
                                                          Southwestern Bell Telephone.  Mr. Kaufman holds
                                                          a B.A. and an M.B.A. from the University of
                                                          Wisconsin.

John Swann                   62            1996           Director of the Company since September 1996.
                                                          In 1995, Mr. Swann founded Cactus Digital
                                                          Imaging Systems, Ltd., Canada's largest
                                                          supplier of electronically produced large
                                                          format color prints.


                  All directors hold office until the next meeting of the stockholders of the Company and until their successors are elected and qualified.

                  The Board of Directors has a Compensation Committee charged with recommending to the Board the compensation for the Company's executives and administering the Company's stock option and benefit plans. The Compensation Committee is currently composed of Messrs. Gaulding and Kaufman. During 1998, the Compensation Committee did not meet but acted seventeen times by unanimous consent in lieu of a meeting. The Board of Directors also has an Audit Committee charged with recommending to the Board the appointment of independent auditors of the Company, as well as discussing and reviewing, with the independent auditors, the scope of the annual audit and results thereof. The Audit Committee is currently composed of Messrs. Gaulding and Swann. During 1998, the Audit Committee met twice. The Board of Directors also has a Strategy Committee charged with recommending to the Board strategic plans. The Strategy Committee is currently composed of Messrs. Gaulding and Swann. During 1998, the Strategy Committee [did not meet]. Each Committee member attended at least 75% of the meetings of such Committee held when he was a member.

                  During the fiscal year ended December 31, 1998, the Board of Directors held two meetings and acted twenty times by unanimous written consent in lieu of a meeting. Each director attended at least 75% of the meetings of the Board of Directors held when he was a Director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1998 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

VOTE REQUIRED

                  The six nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

                  THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1-ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             EXECUTIVE COMPENSATION

                  The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by the Company as well as certain other compensation awarded, earned by and paid, during the fiscal years indicated, to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for such periods in all capacities in which they served.


                                               SUMMARY COMPENSATION TABLE

                                                    Annual Compensation                 Long-Term Compensation
                                    ----------------------------------------------      ----------------------
                                                                                               Awards
                                                                                               ------
                                                                            Other                        All
                                                                            Annual       Securities     Other
          Name and Principal                                               Compen-       Underlying    Compen-
              Position              Year     Salary        Bonus            Sation      Options/sars    Sation
            --------------          ----     ------        -----            ------      ------------    ------
Andrew J. McKelvey,
Chairman of the Board
and CEO .....................       1998   $1,500,000         --        $   21,395(1)         --          --
                                    1997    1,500,031         --            23,111(1)         --          --
                                    1996      696,416   $  210,000           2,730(2)         --          --

James J. Treacy,
Chief Operating Officer and
Executive Vice President-
Finance and Strategy ........       1998      231,100       35,000           3,200(2)       75,000        --
                                    1997      211,531       50,000           3,200(2)       71,666        --
                                    1996      199,231      154,954           2,730(2)         --          --

Jeffrey C. Taylor,
CEO of TMP
Interactive .................       1998      401,314       50,000          20,000(3)      100,000        --
                                    1997      217,196      100,000          20,000(3)       41,125        --
                                    1996      195,025       75,000         170,000(4)       11,250        --

Thomas G. Collison,
Vice Chairman and Secretary..       1998      207,031         --             3,200(2)        5,000        --
                                    1997      207,031       50,320           3,200(2)       18,334        --
                                    1996      212,573       40,000           2,730(2)         --          --

Paul M. Camara
Executive Vice President -
Creative/Sales/Marketing ....       1998      225,031         --             3,200(2)      100,000        --
                                    1997      225,030       52,680           3,200(2)       24,250        --
                                    1996      225,000        6,081           3,000(2)         --          --


(1) $3,200 represents matching contributions made to the Company's 401(k) Plan in each of 1998 and 1997 and $18,195 and $19,911 represents lease payments for an automobile in 1998 and 1997, respectively.

(2)   Represents matching contributions made to the Company's 401(k) Plan.

(3) $3,200 represents matching contributions made to the Company's 401(k) Plan and $16,800 represents lease payments for an automobile in each of 1998 and 1997.

(4) $150,000 of such compensation includes payments made to Mr. Taylor in connection with the sale by a corporation of which Mr. Taylor was a principal of certain assets to the Company and $20,000 of such compensation represents the fair market value of 142,740 shares of Common Stock of the Company issued as compensation by the Company to Mr. Taylor in January 1996.

STOCK OPTIONS

         The following table sets forth certain summary information concerning individual grants of stock options made during the year ended December 31, 1998 to each of the Company's executive officers named in the Summary Compensation Table.


                                                                                               Potential Realizable Value
                                                                                               at Assumed Annual Rates of
                                                                                              Stock Price Appreciation for
                                                       Individual Grants                           Option Term(2)
                                          --------------------------------------                   --------------
                                          Number of      % of Total
                                          Securities      Options      Exercise
                                          Underlying     Granted to     or Base
                                           Options       Employees     Price Per    Expiration
         Name                              Granted       in 1998(1)      Share         Date           5%           10%
         ----                              -------       ----------      -----         ----           --           ---
Andrew J. McKelvey.................                  0           -            -          -                -             -

James J. Treacy....................             75,000          4.4%    $26.875      12/09/08     $3,115,393    $6,154,664

Jeffrey  C. Taylor.................            100,000          5.8%    $26.875      12/09/08      4,153,857     8,206,218

Thomas G. Collison.................              5,000          0.3%    $26.875      12/09/08        207,693       410,311

Paul M. Camara.....................            100,000          5.8%    $26.875      12/09/08      4,153,857     8,206,218


--------------------
(1) In December 1998, the Company's Board of Directors adopted the TMP Worldwide Inc. 1999 Long Term Incentive Plan (the "1999 Plan") and granted, subject to stockholder approval of the 1999 Plan, the indicated options. See "Proposal No. 2 -- Adoption of the TMP Worldwide Inc. 1999 Long Term Incentive Plan." The indicated percentages are based on 1,726,021 options granted in 1998.

(2) These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the term of the option in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, or stock option exercises, will depend on the future price of the Common Stock and overall stock market conditions. The Company's stock price, as reported by the Nasdaq National Market on December 31, 1998, was $42.00 per share.

      The following table sets forth at December 31, 1998 the number of securities underlying unexercised options and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table:


                                                    Number of Securities             Value of Unexercised
                                                   Underlying Unexercised                In-the-Money
                                                    Options At Year End             Options At Year End(1)
                                                    -------------------             ----------------------
        Name                                    Exercisable    Unexercisable    Exercisable     Unexercisable
        ----                                    -----------    -------------    -----------     -------------
Andrew J. McKelvey......................               -                -                -                 -

James J. Treacy.........................           1,250          145,416       $   33,750        $3,177,272

Jeffrey C. Taylor.......................          60,906          131,469        1,692,028         2,464,250

Thomas G. Collison......................           1,250           22,084           33,750           565,228

Paul M. Camara..........................           1,375          122,875           37,125         2,169,969


--------------------
(1) Computed based upon the difference between the Stock Option exercise price and $42.00, the closing price of the Company's Common Stock on December 31, 1998.

EMPLOYMENT AGREEMENTS

                  The Company has entered into an amended employment agreement with Andrew J. McKelvey, effective as of November 15, 1996, for a term ending on November 14, 2001. The agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 90 days prior to the expiration of the then current term. The agreement also provides that Mr. McKelvey will serve as Chairman of the Board and CEO of the Company and will be nominated for election as a director during all periods of his employment. Under the agreement, Mr. McKelvey is entitled to a base salary of $1,500,000 per year and until November 1998, when his agreement was amended, was entitled to mandatory quarterly bonuses of $375,000. Mr. McKelvey waived such bonuses. Mr. McKelvey was paid $350,000 in 1998 and in 1998 $1,150,000 was accrued and is expected to be paid in 1999. On May 1, 1999, the Company and Mr. McKelvey further amended the employment agreement to provide for an annual base salary of $500,000 and an annual bonus, based on exceeding earnings per share targets, not to exceed $500,000. Under the agreement, Mr. McKelvey may terminate his employment upon 90 days' prior written notice for any reason. The agreement also provides that in the event Mr. McKelvey's employment is terminated by the Company prior to its expiration for reasons other than for "cause," the Company shall pay Mr. McKelvey his base salary for the remaining term of the agreement at the times it would have been payable had he remained employed. The agreement further provides that in the event of Mr. McKelvey's voluntary resignation, termination of his employment by the Company for cause or nonrenewal of the agreement, Mr. McKelvey shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary for a period of 180 days after any such termination at the times it would have been payable had he remained employed. The agreement also contains confidentiality provisions, whereby Mr. McKelvey agrees not to disclose any confidential information regarding the Company and its affiliates.

                  The Company has entered into an amended employment agreement with James J. Treacy, effective as of November 18, 1996, for an indefinite term on an at-will basis. The agreement provides that either party may terminate the agreement for any reason. Pursuant to the agreement, Mr. Treacy will serve as Chief Operating Officer and Executive Vice President - Finance and Strategy of the Company for a base salary in 1999 of $275,000 and an annual minimum bonus of at least $35,000. The agreement provides that in the event Mr. Treacy is terminated for "cause" or voluntarily resigns, he shall not be entitled to any severance, and in the event Mr. Treacy is terminated by reason of his death, disability or for other reasons, he or his estate shall be entitled to his base salary and minimum annual bonus for a period of one year after the effective date of his termination payable at the times they would have been payable had he remained employed, less income earned by him from the performance of any personal services during such period. The agreement contains confidentiality provisions, whereby Mr. Treacy agrees not to disclose any confidential information regarding the Company and its affiliates, as well as nonsolicitation provisions which prohibit Mr. Treacy from soliciting any active or prospective accounts of the Company or its affiliates for a period of one year following termination. In addition to his then current title, Mr. Treacy was also named as the Company's Chief Operating Officer in February 1998 and was elected to the Company's Board of Directors in September 1998.

                  The Company's subsidiary, TMP Interactive Inc., entered into an amended and restated employment agreement with Jeffrey C. Taylor, effective as of September 11, 1996, for a term ending November 9, 1998. That agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 60 days prior to its expiration. The agreement provides that Mr. Taylor will serve as Chief Executive Officer of TMP Interactive Inc. and currently provides Mr. Taylor with a base salary of $400,000 per year and annual bonuses of at least $50,000 per year based on formulae mutually agreed to by the parties. Under the agreement, Mr. Taylor may terminate his employment upon written notice for certain material alterations in his responsibilities, duties, and authorities or upon 60 days' prior written notice for any reason. The agreement provides that in the event Mr. Taylor's employment is terminated by TMP Interactive Inc. prior to its expiration for reasons other than cause or is terminated by Mr. Taylor for certain material alterations in his responsibilities, duties and authorities, TMP Interactive Inc. shall pay Mr. Taylor his base salary and a minimum $50,000 annual bonus for the remaining term of the agreement at the times they would have been payable had he remained employed, less the consideration paid or earned by Mr. Taylor from other employment during such period. The agreement also provides that in the event of Mr. Taylor's voluntary resignation, termination of his employment by TMP Interactive Inc. for "cause" or non-renewal of the agreement, Mr. Taylor shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary and certain other benefits for a period of 90 days at the times they would have been payable had he remained employed. The agreement contains confidentiality provisions, whereby Mr. Taylor agrees not to disclose any confidential information regarding TMP Interactive Inc. and its affiliates, as well as non-competition provisions. The non-competition covenants generally survive the termination or expiration of Mr. Taylor's employment for two years, provided that in certain circumstances TMP Interactive Inc. must pay Mr. Taylor one-half of his base salary and one-half of his $50,000 minimum annual bonus for the duration of the non-competition obligation. Mr. Taylor's agreement also prohibits him from soliciting or servicing customers or prospective customers of

TMP Interactive Inc. and its affiliates for a period of two years following the termination or expiration of his employment.

STOCK OPTION AWARDS

                  In January 1996, the Company's Board of Directors adopted the 1996 Stock Option Plan (the "Stock Option Plan"), which, as amended, provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options, to purchase an aggregate of up to 3,000,000 shares of the Common Stock of the Company. The Stock Option Plan permits the grant of options to officers, employees and consultants of the Company and its affiliates.

                  In December 1998, the Company's Board of Directors adopted the Company's 1999 Long-Term Incentive Plan (the "1999 Plan") and granted, subject to stockholder approval of the 1999 Plan, options to purchase an aggregate of 333,000 shares of Common Stock to certain of its executive officers and directors. See "Executive Compensation B Stock Options" and "Proposal No. 2 B Adoption of the TMP Worldwide Inc. 1999 Long Term Incentive Plan." Such options were granted at a per share exercise price of $26.875, the fair market value of the Company's Common Stock on the date of grant. Upon approval of the 1999 Plan, the Company will no longer make grants under the Stock Option Plan.


COMPENSATION OF DIRECTORS

                  Each of the Company's non-employee directors receives $15,000 per year for services rendered as a director, plus a per meeting fee of $5,000 for each meeting of the board of directors or a committee of the board of directors attended in person after the fifth such meeting attended in person, plus reimbursement of expenses incurred in connection with his or her duties as director.

                  The Company has adopted the 1996 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), pursuant to which options to acquire a maximum aggregate of 180,000 shares of Common Stock may be granted to non-employee directors. Pursuant to the Directors' Plan, each of Messrs. Gaulding, Kaufman and Swann, its non-employee directors, was granted an option to purchase 11,250 shares of Common Stock at a purchase price per share equal to the fair market value of the Common Stock on the date of such director's election to the Board of Directors ($6.65 in the case of Mr. Gaulding, $23.63 in the case of Mr. Kaufman and $14.00 in the case of Mr. Swann). The options have a ten-year term and become exercisable as determined by the Compensation Committee. The options may be exercised by payment in cash, check or shares of Common Stock.

                  Pursuant to the 1999 Plan, each new non-employee director of the Company will be automatically granted an option to purchase 11,250 shares of Common Stock upon his or her commencement of service as a non-employee director. In addition, each non-employee director of the Company will automatically be granted an option to purchase 2,500 shares of Common Stock under the 1999 Plan on the day following each Annual Meeting of Stockholders that occurs at least one year after the first anniversary of the date he or she first became a non-employee director. Automatic option grants will have a ten-year term and an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted to non-employee directors upon their commencement of service will be 50% vested on the date of grant and will generally become fully vested on the first anniversary of the date of grant. Options granted to non-employee directors on an annual basis will generally become 50% vested on each of the first two anniversaries of the date of grant. See "Proposal No. 2 -- Adoption of the TMP Worldwide Inc. 1999 Long Term Incentive Plan."

                  Upon the stockholders' approval of the 1999 Plan, the Company will no longer make grants under the Directors' Plan.

                  COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

                  The report of the Compensation Committee of the Board of Directors (the "Compensation Committee") shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  The Compensation Committee was formed in September, 1996 and consists of Messrs. Gaulding and Kaufman, each of whom is an independent non-employee director. The Compensation Committee is charged with recommending to the Board of Directors the compensation for the Company's executives and administering the Company's stock option and benefit plans.


COMPENSATION PHILOSOPHY

                  The Company believes that executive compensation should be closely related to increased stockholder value. One of the Company's strengths contributing to its successes is a strong management team, many of whom have been with the Company for a number of years. The Committee believes that low executive turnover has been instrumental to the Company's success, and that the Company's compensation program has played a major role in limiting executive turnover. The compensation program is designed to enable the Company to attract, retain and reward capable employees who can contribute to the continued success of the

Company, principally by linking compensation with the attainment of key business objectives. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. Accordingly, the Company's executive compensation program is designed to provide competitive compensation, support the Company's strategic business goals and reflect the Company's performance.

                  The compensation program reflects the following principles:

                  - Compensation should encourage increased stockholder value.

                  - Compensation programs should support the short- and long-term strategic business goals and objectives of the Company.

                  - Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions toward business goals.

                  - Compensation programs should enable the Company to attract and retain highly qualified professionals.

PAY MIX AND MEASUREMENT

                  The Company's executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy.

BASE SALARY

                  The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance and resources of the Company, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

INCENTIVES

                  Incentives consist of stock options and cash awards paid to the Company's senior and middle management executives. Mr. McKelvey does not receive incentives. Cash incentive payments and stock option awards in 1998 to Mr. Treacy were based on obtaining operational efficiencies and spearheading the Company's investor relations. Mr. Taylor's cash incentive and stock options were based on growth in internet billings and traffic and growing brand awareness. Mr. Collison's bonus was based on objectives for completing acquisitions. Mr. Camara's bonus was based on new business goals and spearheading award winning advertising campaigns. In 1998, other key executives were granted stock options based on revenue, divisional or regional profit, client retention or other preset objectives related to performance as set forth in the Company's 1998 annual plan.

                  The Committee strongly believes that the pay program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability, based on the Committee's discretionary evaluation. Options are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest over a period of time and executives must be employed by the Company for such options to vest.


CHIEF EXECUTIVE OFFICER 1998 COMPENSATION

                  Pursuant to his employment agreement, the base salary for Andrew J. McKelvey, the Company's CEO and Chairman of the Board, was $1,500,000 during the Company's fiscal year ended December 31, 1998, of which $350,000 was paid in 1998 and $1,150,000 was accrued and will be paid in 1999. Such base salary represents no increase over the previous year's salary. The employment agreement was entered into by the Company as a recognition of Mr. McKelvey's services to the Company as well as an acknowledgment of his stature in the industry.

                  The aggregate compensation of Mr. McKelvey was deemed appropriate by the Compensation Committee considering the overall performance of the Company and Mr. McKelvey.

TAX EFFECTS

                  Section 162(m) of the Code generally limits to $1,000,000 the annual income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid offices of a publicly held corporation. "Performance-based compensation" is not subject to the deduction limitation if certain requirements are met. Based on the transition rules set forth in the Code and the regulations promulgated thereunder, compensation payable to Mr. McKelvey under his employment agreement should be exempt from the non-deductibility provisions of Section 162(m) through the 1999 calendar year.

                  The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. The Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders. In view of the Company's performance and achievement of goals and competitive conditions, the Compensation Committee believes that compensation levels during 1998 adequately reflect the Company's compensation goals and policies.


                             COMPENSATION COMMITTEE

                                John R. Gaulding
                                 Michael Kaufman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         On September 16, 1996, the Company's Board of Directors established a Compensation Committee, which currently consists of Messrs. Gaulding and Kaufman to recommend compensation for the Company's executives and to administer the Company's stock option and other benefit plans. Prior to September 16, 1996, all matters concerning executive officer compensation were addressed by the entire Board of Directors. In January 1996 Mr. Gaulding and, in October 1997, Mr. Kaufman received, respectively, stock options to purchase 11,250 shares of Common Stock at an exercise price of $6.65 per share and $23.63 per share, equal to the fair market value on the date of grant.


                              CERTAIN TRANSACTIONS

                  Messrs. McKelvey, Eisele, Camara and Collison have approximately 69.4%, 10%, 5% and 5% interests, respectively, in International Drive, L.P., the lessor of the Company's 48,000 square foot office in Mt. Olive, New Jersey. This lease runs through December 2004 and the Company's rent for this space is $46,200 per month. Mr. McKelvey had an 80% interest in 12800 Riverside Drive Corporation, the lessor of the Company's 15,802 square foot office in North Hollywood, California. The Company had a month to month lease and the Company's rent for this space was $16,000 per month. The Company vacated these premises in 1999. Mr. McKelvey has a 49% interest in TMP Development Company Inc., the lessor of the Company's 11,915 square foot office in Holliston, Massachusetts. This lease is month to month and the Company's rent for this space is currently $16,200 per month. Mr. McKelvey has a 49% interest in TPH & AJM, a partnership, the lessor of the office occupied by Telephone Directory Advertising, Inc., an entity in which the Company has a 48.92% interest. This lease runs through May 1999 and Telephone Directory Advertising, Inc.'s rent for this space is currently $9,955 per month.

         On January 1, 1996, Cala H.R.C. Ltd., the Company's Canadian recruitment advertising subsidiary, entered into a management agreement with Cala Services Inc., a recruitment advertising company owned by Mr. Swann, pursuant to which Cala H.R.C. Ltd. provides management services in exchange for a percentage of the billings of Cala Services Inc. which is agreed to from time to time. The agreement has no stated term but is terminable by either party on 30 days' notice. For the year ended December 31, 1998, Cala Services Inc. paid approximately $ 158,000 to the Company for management services.

         For the year ended December 31, 1998, Mr. Gaulding received $ 54,000 for consulting services.

         The Company believes that all transactions with the aforementioned directors and executive officers were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties and were approved or ratified by the entire Board, including disinterested directors.

                            THE COMPANY'S PERFORMANCE

                  The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANINES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS


                        -------------------FISCAL YEAR ENDING-------------------
COMPANY/INDEX/MARKET    12/13/1996     12/31/1996      12/31/1997     12/31/1998
TMP Worldwide Inc           100.00          91.07          164.29         300.00

Advertising Agencies        100.00          94.93          136.82         195.17

NASDAQ Market Index         100.00          99.77          122.04         172.13



Note: Base price date is 12/13/1996


                  The above Graph compares the performance of the Company from December 12, 1996, the date that the Company's Common Stock commenced trading on the Nasdaq National Market, through December 31, 1998, against the performance of the Nasdaq National Market Index and the Company's Peer Group (SIC Code Index) for the same period. The companies included in the Company's Peer Group are Catalina Marketing Corp., Cordiant Communications Group plc, Digital Generation Systems, Inc., Grey Advertising, Inc., Healthworld Corp., Interpublic Group of Companies, Inc., Lamar Advertising Co., The Leap Group, Inc., Obie Media Corp., Omnicom Group, Inc., Princeton Video Image, Saatchi & Saatchi plc, True North Communications, WPP Group plc and Young & Rubicam, Inc.


             PROPOSAL NO. 2 - APPROVAL OF THE TMP WORLDWIDE INC.
                          1999 LONG TERM INCENTIVE PLAN

                  On December 9, 1998, the Compensation Committee of the Board of Directors unanimously adopted, subject to stockholder approval at the 1999 Annual Meeting of Stockholders, the Company's 1999 Long Term Incentive Plan (the "1999 Plan"). The Board of Directors believes that approval of the 1999 Plan will serve the best interests of the Company and its stockholders by permitting the Company to establish a flexible vehicle through which the Company can offer equity-based compensation incentives to eligible personnel with a view toward promoting the long-term financial success of the Company and enhancing stockholder value. The primary features of the 1999 Plan are summarized below. The full text of the 1999 Plan is set forth in Appendix A to this Proxy Statement and the following discussion is qualified in its entirety by reference thereto.

                  The 1999 Plan authorizes the grant of stock options, stock appreciation rights ("SARs"), restricted stock, performance-based awards and other equity-based awards (including, without limitation, phantom stock, stock bonus awards and dividend equivalents) to any member of the Company's Board of Directors (whether or not an employee of the Company or its affiliates), any officer or other employee of the Company or its affiliates or any consultant or other independent contractor who performs or will perform services for the Company or its affiliates. In addition, each non-employee director of the Company will receive an automatic grant of a stock option to purchase 11,250 shares of Common Stock under the 1999 Plan upon his or her commencement of service as a non-employee director and each non-employee director will also receive an automatic annual grant of a stock option to purchase 2,500 shares of Common Stock on the day following each Annual Meeting of Stockholders that occurs at least one year after his or her commencement of service as a non-employee director.

                  Subject to adjustment to reflect stock dividends and other capital changes, the maximum number of shares of Common Stock which may be issued under the 1999 Plan is equal to the sum of 15,000,000 and the number of shares that remain available for grant under the Stock Option Plan and the Directors' Plan (including any shares subject to outstanding options that are not issued on account of the subsequent cancellation or expiration of such options or any shares that are withheld in satisfaction of the purchase price of shares covered by outstanding options). Shares subject to awards under the 1999 Plan that are canceled, expired, terminated or settled in cash shall again be available for issuance under the 1999 Plan.

                  Upon the stockholders' approval of the 1999 Plan, the Company will no longer grant options under the Stock Option Plan or the Directors' Plan.

                  Shares of Common Stock available for issuance under the 1999 Plan may be either authorized and unissued or held by the Company in its treasury. If approved by the Company's stockholders at the Annual Meeting of Stockholders, the 1999 Plan will be effective as of December 9, 1998 and will, unless terminated earlier by the Board of Directors, terminate on December 9, 2008.

                  Subject to adjustment to reflect stock dividends and other capital changes, the maximum number of shares of Common Stock with respect to which stock options, SARs or any other awards may be granted under the 1999 Plan to any person for any calendar year shall, in each case, be 1,000,000 shares. Not more than $1,000,000 may be paid to any individual under the 1999 Plan with respect to any cash performance-based award (or multiple cash performance-based awards ending with or within the same fiscal year).

                  The 1999 Plan will, except with respect to awards to non-employee directors, be administered by a committee consisting of at least two directors appointed by and serving at the pleasure of the Board of Directors. Subject to the provisions of the 1999 Plan, the committee will, except with respect to awards to non-employee directors, have the authority to grant awards under the 1999 Plan, to interpret the provisions of the 1999 Plan, to fix and interpret the provisions of agreements governing awards made under the 1999 Plan, to supervise the administration of the 1999 Plan, and to take such other actions as may be necessary or desirable in order to carry out the provisions of the 1999 Plan. The 1999 Plan will be administered by the Board of Directors with respect to discretionary awards to non-employee directors. References herein to the "committee" shall be deemed to be references to the Board of Directors to the extent that the Board of Directors is required to administer the 1999 Plan.

                  On December 9, 1998, the committee granted, subject to stockholder approval of the 1999 Plan, options to each of Messrs. Treacy, Taylor, Collison and Camara to purchase 75,000, 100,000, 5,000 and 100,000 shares of Common Stock, respectively, at a price per share of $26.875, the fair market value of the Common Stock on the date of grant. Messrs. Gaulding, Swann and Kaufman will, subject to stockholder approval of the 1999 Plan, be granted options to purchase 2,500 shares of Common Stock on the day following the 1999 Annual Meeting of Stockholders at a price per share equal to the fair market value of the Common Stock on such date. All current executive officers as a group have received, subject to stockholder approval of the 1999 Plan, options to purchase 333,000 shares of Common Stock. Other than with respect to certain grants made to non-executives and automatic annual option grants made to non-employee directors (as described below), it is not possible at this time to determine who may be selected to receive future awards under the 1999 Plan or the number of shares subject to such awards in the future.

    STOCK OPTIONS GRANTED OR TO BE GRANTED TO THE CEO AND THE FOUR OTHER MOST
      HIGHLY COMPENSATED EXECUTIVE OFFICERS AND THE NON-EXECUTIVE DIRECTORS
              IF THE TMP 1999 LONG TERM INCENTIVE PLAN IS APPROVED


   Name and Principal Position                   Exercise Price Per Stock Option(1)        Number of Options
---------------------------------                ----------------------------------        -----------------
Andrew J. McKelvey
Chairman of the Board and CEO...............                      --                                 --

James J. Treacy
Chief Operating Officer and Executive Vice
President - Finance and Strategy............                 $26.875                             75,000

Jeffrey C. Taylor
CEO of TMP  Interactive.....................                  26.875                            100,000

Thomas G. Collison
Vice Chairman and Secretary.................                  26.875                              5,000



   Name and Principal Position                   Exercise Price Per Stock Option(1)        Number of Options
---------------------------------                ----------------------------------        -----------------
Paul M. Camara
Executive Vice President -
Creative/Sales/Marketing....................                  26.875                            100,000

Executive Group.............................                  26.875                            333,000

Non-Executive Director Group................                  26.875                              7,500

Non-Executive Officer Employee Group........                  26.875                            459,500

                                                               38.00                            800,000


--------------------
(1) The exercise price per stock option is the closing price of the Company's Common Stock on the date of grant. Except for 50,000 options granted to Mr. Taylor, 25% of the options vest on the anniversary of the date of grant commencing December 9, 1999. Of the options granted to Mr. Taylor, 50,000 vest on December 9, 1999 and the remainder vest in equal annual installments of 12,500 commencing December 9, 2000.

                  DISCRETIONARY STOCK OPTION AND SAR AWARDS

                  Under the 1999 Plan, the committee may grant stock options that are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Code ("ISOs") and stock options which do not qualify as incentive stock options ("NQSOs"). ISOs may only be granted to employees of the Company or its affiliates that qualify as "subsidiaries" within the meaning of
Section 424 of the Code.

                  The exercise price for shares covered by an ISO may not be less than 100% of the fair market value of the Common Stock on the date of grant (or, in the case of a grant to an employee who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any affiliate entitled to vote (a "10% Stockholder"), 110% of the fair market value). The exercise price for shares covered by a NQSO may not be less than the par value of the Common Stock on the date of grant, provided that the exercise price of a NQSO that is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (as described below) or a NQSO that is granted to replace any existing option awarded under the 1999 Plan (as described below) may not be less that the fair market value of the Common Stock on the date of the grant.

                  All options will, unless sooner terminated, expire ten years (or, in the case of an incentive stock option granted to a 10% Stockholder, five years) from the date of grant. The committee has the discretion to determine the vesting and other restrictions on the exercise of an option and/or upon the disposition of stock acquired upon the exercise of an option. Unless the committee determines otherwise, no option may be exercised within six months after the date the option is granted and, during an optionee's employment or service with the Company or an affiliate, each option will be subject to a four-year vesting schedule pursuant to which the option will generally become 25% vested on each of the first four anniversaries of the grant date. Special rules apply upon a change in control of the Company. Any option outstanding after December 9, 2008 will remain in effect until it is exercised, terminates or expires in accordance with its terms.

                  Payment for shares acquired upon the exercise of an option may be made (as determined by the committee) in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of the Company's Common Stock and installment payments under the optionee's promissory note.

                  The committee may grant replacement options to certain individuals who used previously-owed shares to pay the exercise price of their options. Replacement options shall cover a number of shares that is not greater than the number of shares used to exercise the original option plus the number of shares withheld by the Company for the payment of applicable taxes. In general, replacement options will become fully vested on the first anniversary of the grant date.

                  The committee may award SARs, which entitle the holder, upon exercise, to receive an amount, in cash or shares of Common Stock or a combination thereof (as determined by the committee) determined with reference to the appreciation, if any, in the fair market value of Common Stock during the period beginning on the date the SAR is granted and ending on the date the SAR is exercised. SARs may be awarded in conjunction with or independent of any stock option award. SARs granted in conjunction with a stock option award are exercisable only at the same time and to the same extent as the related option is exercisable and may only be exercised when the fair market value of the Common Stock to which it relates exceeds the option exercise price. Unless the committee determines otherwise, no SAR may be exercised until the expiration of six months from the date the SAR is awarded.

                  The 1999 Plan generally provides that, unless otherwise determined by the committee, following a participant's termination of employment or service: (i) for any reason other than the death or disability, the participant will have 6 months to exercise all then exercisable options or SARs,
(ii) as the result of death, the participant's beneficiary will have one year to exercise all then outstanding options or SARs, and (iii) due to disability, the participant will have 6 months to exercise all then exercisable options or SARs, provided that, in all instances, no option or SAR may be exercised beyond the expiration of its stated term.

                  RESTRICTED STOCK AWARDS

                  The committee may award shares of restricted stock to all eligible personnel upon such terms and subject to forfeiture as it deems appropriate. Any award of restricted stock must be evidenced by a written restricted stock agreement or similar instrument. The committee will determine the purchase price payable for shares of restricted stock awarded under the 1999 Plan in accordance with applicable law and will establish conditions on the grant or vesting of such shares as it deems appropriate including, without limitation, conditions based on continued service or the attainment of performance goals established by the committee or, if such restricted stock is intended to qualify as performance-based compensation under Section 162(m) of the Code, performance goals based on the performance criteria described below.

                  The holder of restricted stock is entitled to dividends on such shares, may vote such shares and, subject to the satisfaction of applicable vesting conditions, may tender such shares. Notwithstanding the foregoing, the committee may, in its sole discretion, defer the payment of dividends until, and condition such payment upon, the satisfaction of the applicable vesting conditions.

                  Upon a participant's termination of employment or service for any reason (including death or disability) or no reason, the participant will, unless otherwise determined by the committee, automatically forfeit all restricted stock which has not yet become fully vested.

                  PERFORMANCE-BASED AWARDS

                  The 1999 Plan allows the committee to condition the exercise, vesting or settlement of an award on the achievement of specified performance goals, including those intended to generate "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. Any performance goal established in connection with an award under the 1999 Plan must be objective, prescribed in writing by the committee before the beginning of the applicable performance period and expressed in a manner that conforms to one or more of the following business criteria: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow;
(iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations;
(vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax return on stockholders' equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of Common Stock; and (x) growth in the value of an investment in the Common Stock assuming the reinvestment of dividends.

                  Unless otherwise determined by the committee, all outstanding performance-based awards expire upon the termination of the participant's employment or service for any reason (including death and disability) or no reason.

                  NON-EMPLOYEE DIRECTOR AUTOMATIC STOCK OPTION AWARDS

                  Under the 1999 Plan, each non-employee director of the Company will be automatically granted a NQSO to purchase 11,250 shares of Common Stock upon his or her commencement of service as a non-employee director. In addition, each non-employee director of the Company will automatically be granted a NQSO to purchase 2,500 shares of Common Stock under the 1999 Plan on the day following each Annual Meeting of Stockholders that occurs at least one year after his or her commencement of service as a non-employee director. The options will have a ten-year term and an exercise price equal to the fair market value of the Common Stock on the date of grant. The options granted upon a non-employee director's commencement of service will be 50% vested on the date of grant and, while the director remains in service, will become fully vested on the first anniversary of the date of grant. The options granted to non-employee directors on an annual basis will generally become 50% vested on each of the first two anniversaries of the grant date. The provisions described above with regard to discretionary option grants shall also apply upon a director's termination of service.

                  FEDERAL INCOME TAX CONSEQUENCES RELATING TO OPTIONS

                  An optionee will not realize taxable income upon the grant of an option. The holder of a NQSO will generally recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock over the exercise price (I.E., the option spread), and the Company will receive a corresponding deduction, subject to the deduction limitation under Section 162(m) of the Code. If the optionee is subject to the six-month restrictions under Section 16(b) of the Securities Exchange Act of 1934, as amended, on the sale of the Common Stock acquired upon the exercise of a NQSO, the optionee generally will recognize ordinary income on the date the restrictions lapse, unless an early income recognition election is made. Upon a later sale of the Common Stock, the optionee will recognize capital gain or loss equal to the difference between the selling price and the sum of the exercise price plus the amount of ordinary income realized on the exercise.

                  The holder of an ISO will not realize taxable income upon the grant or exercise of the option (although, upon exercise, the option spread is includable as income for purposes of the alternative minimum tax). If the Common Stock acquired upon exercise of an ISO is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the ordinary income that would have been realized upon exercise if the option had been a NQSO, and the Company will receive a corresponding deduction subject to the deduction limitation of Section 162(m) of the Code. Any remaining gain is treated as capital gain. If the Common Stock is held for at least two years from the grant date and one year from the exercise date and the optionee is employed by the Company (or its subsidiaries) at all times beginning on the grant date and ending on the date three months (or, in the case of disability, one year) prior to the exercise date, then all gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

                  In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation paid in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Although the 1999 Plan has been designed so that certain options, SARs, restricted stock and performance-based awards will qualify for an exception from the above deduction limitation, it is possible that compensation realized under the 1999 Plan will not be deductible by the Company by reason of the executive compensation deduction limitation of Section 162(m) of the Code. Accordingly, although the Company expects that the committee will take into consideration the non-deductibility of compensation attributable to a particular award under the Plan, no assurance can be given that all or part of any such compensation will be deductible by the Company.

                  The 1999 Plan is not qualified under Section 401(a) of the Code.

    VOTE REQUIRED

                  The affirmative vote of the holders of a majority of the aggregate voting power of the Company's shares of Common Stock and Class B Common Stock present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

         THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

                  BDO Seidman, LLP have been the independent auditors for the Company since November 15, 1992 and will serve in that capacity for the 1999 fiscal year. A representative of BDO Seidman, LLP will be present (either in person or by telephone) at the Annual Meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS

                  Stockholder proxies obtained by the Board of Directors in connection with the annual meeting of stockholders in the year 2000 will confer on the proxyholders discretionary authority to vote on any matters presented at the meeting which were not included in the proxy statement, unless notice of the matter to be presented at the meeting is provided to the Company's Corporate Secretary not later than March 10, 2000.

                  All stockholder proposals which are intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by the Company no later than January 21, 2000 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

                  The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

                  The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                             By Order of the Board of Directors


                                             Thomas G. Collison
                                             SECRETARY
    Dated: May 21, 1999

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: TMP WORLDWIDE INC.,
ATTENTION: MYRON F. OLESNYCKYJ, ESQ., 1633 BROADWAY, 33RD FLOOR, NEW YORK, NEW YORK 10019.

                                                                      APPENDIX A

                               TMP WORLDWIDE INC.
                          1999 LONG TERM INCENTIVE PLAN

                  1.  GENERAL.

                  (a) PURPOSE. The purpose of the TMP Worldwide Inc. 1999 Long Term Incentive Plan (the "Plan") is to establish a flexible vehicle through which TMP Worldwide Inc. (the "Company") can offer equity-based compensation incentives to eligible recipients with a view toward promoting the long-term financial success of the Company and enhancing stockholder value.

                  (b) TYPES OF AWARDS. Awards under the Plan may be in the form of any one or more of the following: (1) stock options, including "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") and options which do not qualify as ISOs ("NQSOs"), described in Section 5; (2) stock appreciation rights ("SARs"), described in Section 6; (3) awards of restricted stock ("Restricted Stock"), described in Section 7; (4) performance-based awards ("Performance-Based Awards") described in Section 8; (5) automatic grants of NQSOs to Non-Employee Directors (within the meaning of Section 9(a)) described in Section 9; and (6) such other types of equity-based awards as the Committee (defined herein) deems advisable, including, without limitation, phantom stock awards, stock bonus awards, and dividend equivalent awards.

                  (c) STOCK COVERED BY AWARDS. Awards made under the Plan will be made in the form of or with reference to shares of the Company's common stock, $.001 par value ("Common Stock"). Shares of Common Stock available for issuance under the Plan may be either authorized and unissued or held by the Company in its treasury. No fractional shares of Common Stock will be delivered under the Plan.

                  (d) DOCUMENTATION OF AWARDS. Each award made under the Plan will be evidenced by a written agreement or other written instrument the terms of which will be established by the Committee. To the extent not inconsistent with the provisions of the Plan, the written agreement or other instrument evidencing an award will govern the rights and obligations of the parties with respect to the award.

                  2.  ADMINISTRATION.

                  (a) COMMITTEE. The Plan will be administered by a committee (the "Committee") of two or more members of the Company's Board of Directors (the "Board"). The members of the Committee will be appointed by and serve at the pleasure of the Board. Unless the Board determines otherwise, each member of the Committee must be a "non-employee director" within the meaning of Rule 16b-3 issued under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Plan will be administered by the Board with respect to discretionary grants made to Non-Employee Directors.

                  (b) AUTHORITY OF COMMITTEE. Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to (1) select the persons to whom awards will be made under the Plan, (2) make awards to such persons and prescribe the terms and conditions of such awards (including, without limitation, nonsolicitation, confidentiality and mandatory dispute resolution conditions), (3) interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan, (4) carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (5) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons.

                  (c) DELEGATION OF AUTHORITY. The Committee may delegate any of its powers and duties under the Plan to such officers of the Company or other persons as the Committee deems appropriate in accordance with such guidelines as the Committee may establish, provided, however, that no such delegation may be made (1) with respect to any award intended to qualify for the performance-based compensation exception of Section 162(m)(4)(C) of the Code, or (2) to the extent it would enable the delegate to grant, fix the terms of or amend or cancel an award under the Plan to an individual who is required to file reports with respect to securities of the Company pursuant to Section 16(a) of the Exchange Act.

                  (d) INDEMNIFICATION. The Company will indemnify and hold harmless each member of the Committee and any employee or director of the Company or an affiliate to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct.

                  3. PARTICIPATION. (a) Awards may be granted under the Plan to any member of the Board (whether or not an employee of the Company or an affiliate), to any officer or other employee of the Company or an affiliate and to any consultant or other independent contractor who performs or will perform services for the Company or an affiliate. In selecting participants and determining the nature and terms of awards made under the Plan, the Committee may give consideration to the functions and responsibilities of a potential recipient, his or her previous and/or expected contributions to the business of the Company or its affiliates and such other factors as the Committee deems relevant under the circumstances.

                  (b) Non-Employee Directors will receive automatic grants of NQSOs pursuant to Section 9.

                  4.  LIMITATIONS ON AWARDS UNDER THE PLAN.

                  (a) AGGREGATE NUMBER OF SHARES. The maximum number of shares of Common Stock that may be issued under the Plan is the sum of (1) 15,000,000, and (2) the number of shares remaining available for new awards under the TMP Worldwide Inc. 1996 Stock Option Plan, as amended, and the TMP Worldwide Inc. 1996 Stock Option Plan for Non-Employee Directors (collectively, the "Prior Plans") including, without limitation, shares covered by any option outstanding under the Prior Plans which, by reason of the subsequent expiration or cancellation of the option, are not issued under the Prior Plans. In determining the number of shares that remain issuable under the Plan at any time after the date the Plan is adopted, the following shares will be deemed not to have been issued (and will be deemed to remain available for issuance) under the Plan: (i) shares remaining under an award made under this Plan or under an option granted under the Prior Plans that terminates or is canceled without having been exercised or earned in full; (ii) shares subject to an award under this Plan where cash is delivered to the holder of the award in lieu of such shares; (iii) shares of restricted stock awarded under this Plan that are forfeited in accordance with the terms of the applicable award; and (iv) shares that are withheld in order to pay the purchase price of shares acquired upon the exercise of outstanding options granted under the Prior Plans or of awards granted under the Plan or to satisfy the tax withholding obligations associated with such exercise. The number of shares of Common Stock issued in connection with the exercise of an option under the Prior Plans or an award under the Plan will be determined net of any previously-owned shares tendered by the holder of the option or award in payment of the exercise price or of applicable withholding taxes.

                  (b) INDIVIDUAL AWARD LIMITS. The maximum number of shares of Common Stock for which stock options may be granted under the Plan to any person in any calendar year shall be 1,000,000. The maximum number of shares of Common Stock subject to SARs granted under the Plan to any person in any calendar year shall be 1,000,000. The aggregate maximum number of shares of Common Stock subject to awards, other than options or SARs, that may be granted under the Plan to any person in any calendar year shall be 1,000,000. For purposes of this subsection, the repricing of a stock option or SAR shall be treated as a new grant to the extent required under Section 162(m) of the Code. Subject to these limitations, each person eligible to participate in the Plan will be eligible in any year to receive awards covering up to the full number of shares of Common Stock then available for awards under the Plan. No more than $1,000,000 may be paid to any individual with respect to any cash Performance-Based Award covered by Section 8. In applying this limitation, multiple Performance-Based Awards to the same individual will be subject to a single $1,000,000 limit if they are either (1) determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company, or (2) determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company.

                  5.  STOCK OPTIONS AWARDS.

                  (a) ISOS AND NQSOS. Subject to the provisions hereof, including, without limitation, this Section and Sections 10 and 11, the Committee may grant ISOs and NQSOs to eligible personnel to purchase shares of Common Stock upon such terms and conditions as the Committee deems appropriate, provided that the Committee may only grant ISOs to employees of the Company and its "subsidiaries" within the meaning of Section 424 of the Code.

                  (b) REPLACEMENT OPTIONS. The Committee, acting in its discretion, may provide with respect to an option granted pursuant to this
Section 5 (including, without limitation, any option described in this subsection) that, if the grantee, while still an employee or otherwise in the service of the Company or an affiliate, exercises the option in whole or in part using shares of Common Stock that were owned by the holder for at least six months prior to such exercise to pay the exercise price, then the grantee will automatically receive an additional option ("replacement option") to purchase shares of Common Stock. The number of shares covered by a replacement option may not be greater than the number of shares used to pay the exercise price under the original option plus the number of shares withheld by the Company for the payment of income taxes associated with the exercise of the original option (whether or not such income taxes are required to be withheld). Unless the Committee determines otherwise, a replacement option will not become exercisable, if at all, for at least six months after the date it is granted and, unless sooner terminated, will expire ten years after the date the option is granted. The Committee may prescribe such rules and procedures in connection with the exercise of options and the issuance of replacement options as it deems appropriate, including, without limitation, procedures for telephonic exercise.

                  (c) EXERCISE PRICE. The purchase price per share of Common Stock covered by an option granted pursuant to this Section 5 will be determined by the Committee when the option is granted. The purchase price per share of Common Stock covered by an NQSO must be at least equal to the par value per share of Common Stock on the date the option is granted, provided, however, that the purchase price per share of Common Stock covered by an NQSO which is a replacement option (described in the preceding subsection) or which is an option intended to qualify for the performance-based compensation exception of Section 162(m)(4)(C) of the Code, may not be less than the fair market value per share of Common Stock (determined under the next subsection) on the date the option is granted. The purchase price per share of Common Stock covered by an ISO may not be less than 100% of the fair market value of a share of Common Stock on the date the ISO is granted (or, in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a "subsidiary" of the Company within the meaning of Section 424 of the Code, 110%).

                  (d) FAIR MARKET VALUE OF COMMON STOCK. For all purposes of the Plan, the fair market value of a share of Common Stock on any date will be equal to the closing price per share as published by the principal national securities exchange (including, but not limited to, NASDAQ) on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, of if the Common Stock is not traded on a national securities exchange or the over the counter market value of a share of the Common Stock on such date as determined in good faith by the Board.

                  (e) OPTION PERIOD. Subject to the provisions hereof, unless the Committee determines otherwise, no option granted pursuant to this Section 5 may be exercised within six months after the date the option is granted. Unless sooner terminated, all such options will expire ten years after the date the option is granted (or, in the case of an ISO granted to a ten percent stockholder described in Section 424 of the Code, five years).

                  (f) VESTING CONDITIONS. The Committee may establish such vesting and other restrictions on the exercise of an option and/or upon the disposition of the stock acquired upon the exercise of an option as it deems appropriate. Unless the Committee prescribes otherwise, during an optionee's employment or service with the Company or an affiliate, each option granted pursuant to this Section 5 (other than a replacement option) will be subject to a four-year vesting schedule pursuant to which, unless sooner terminated or accelerated, the option will become vested as to 25% of the shares originally covered thereby at the end of each of the first four years following the date of grant, and each replacement option will become fully vested as to all of the shares covered thereby on the first anniversary of the date the option is granted.

                  (g) EXERCISE OF OPTIONS. An option may be exercised by transmitting to the Company (1) a notice specifying the number of shares to be purchased and (2) payment of the exercise price, together with the amount, if any, deemed necessary by the Committee to enable the Company to satisfy its federal, foreign or other tax withholding obligations with respect to such exercise (unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations). The Committee may establish such rules and procedures as it deems appropriate for the exercise of options under the Plan, including, without limitation, procedures for telephonic exercise. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted by the Committee under the option agreement, including, without limitation, shares of Common Stock which have been owned by the holder for at least six (6) months and installment payments under the optionee's promissory note.

                  (h) RIGHTS AS A STOCKHOLDER. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for where all or a portion of the purchase price is being paid in installments), and the applicable income tax withholding obligation has been satisfied or provided for. The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividend distributions or other rights for which the record date is prior to the date such stock certificate is issued.

                  (i) OTHER PROVISIONS. The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws or exchange requirements, as it may deem necessary or advisable.

                  6.  STOCK APPRECIATION RIGHTS.

                  (a) GENERAL. Subject to the provisions hereof, the Committee may award SARs to eligible personnel upon such terms and conditions as it deems appropriate. A SAR is an award entitling the holder, upon exercise, to receive an amount, in cash or shares of Common Stock or a combination thereof, as determined by the Committee in its sole discretion, determined with reference to the appreciation, if any, in the fair market value of Common Stock during the period beginning on the date the SAR is granted and ending on the date the SAR is exercised.

                  (b) TYPES OF SARS. SARs may be awarded under the Plan in conjunction with a stock option award ("tandem SARs") or independent of any stock option award ("stand-alone SARs"). Tandem SARs awarded in conjunction with a NQSO may be awarded either at or after the time the NQSO is granted. Tandem SARs awarded in conjunction with an ISO may only be awarded at the time the ISO is granted.

                  (c) EXERCISABILITY OF SARS. Unless the Committee determines otherwise, no SAR may be exercised until the expiration of six months from the date the SAR is awarded. Except as otherwise provided herein, a tandem SAR will be exercisable only at the same time and to the same extent and subject to the same conditions as the related option is exercisable. The exercise of a tandem SAR will cancel the related option to the extent of the shares of Common Stock with respect to which the SAR is exercised, and vice versa. Tandem SARs may be exercised only when the fair market value of the Common Stock to which it relates exceeds the option exercise price. The Committee may impose such additional service or performance-based vesting conditions upon the exercise of a SAR (tandem or stand-alone) as it deems appropriate.

                  (d) EXERCISE OF SARS. A SAR may be exercised by giving written notice to the Company identifying the SAR that is being exercised, specifying the number of shares covered by the exercise and containing such other information or statements as the Committee may require. The Committee may establish such rules and procedures as it deems appropriate for the exercise of SARs under the Plan, including, without limitation, procedures for telephonic exercise. Upon the exercise of a SAR, the holder will be entitled to receive an amount (in cash and/or shares of Common Stock as determined by the Committee) equal to the product of (1) the number of shares with respect to which the SAR is being exercised and (2) the difference between the fair market value of a share of Common Stock on the date the SAR is exercised (or such other exercise price as may be specified in the award) and the exercise price per share of the SAR. As a condition of exercise, the holder must pay to the Company or make arrangements satisfactory to the Company for the payment of applicable withholding taxes.

                  (e) DEFERRAL OF PAYMENT. The Committee may at any time and from time to time provide for the deferral of delivery of any shares and/or cash for which an SAR may be exercisable until such date or dates and upon such other terms and conditions as the Committee may determine.

                  7.  RESTRICTED STOCK AWARDS.

                  (a) GENERAL. Subject to the provisions of the Plan, the Committee may award shares of Common Stock to eligible personnel upon such terms and subject to such forfeiture and other conditions as the Committee deems appropriate. The terms and conditions of any such stock award will be evidenced by a written restricted stock agreement or other instrument approved for this purpose by the Committee.

                  (b) STOCK CERTIFICATES FOR RESTRICTED STOCK. Unless the Committee elects to use a different method (such as, for example, the issuance and delivery of stock certificates) shares of restricted stock will be evidenced by book entries on the Company's stock transfer records pending the expiration of restrictions thereon. If a stock certificate for restricted stock is issued in the name of the grantee, it will bear an appropriate legend to reflect the nature of the restrictions applicable to the shares represented by the certificate, and the Committee may require that such stock certificates be held in custody by the Company until the restrictions on such shares have lapsed. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of stock certificates for shares of restricted stock, including, without limitation, a requirement that the grantee deliver a duly signed stock power, endorsed in blank, for the shares covered by the award.

                  (c) PURCHASE PRICE. The purchase price payable for shares of restricted stock awarded under the Plan will be determined by the Committee. To the extent permitted by applicable law, the purchase price may be as low as zero and, to the extent required by the applicable law, the purchase price will be no less than the par value of the shares covered by the award.

                  (d) RESTRICTIONS AND VESTING. The Committee will establish such conditions as it deems appropriate on the grant or vesting of restricted stock awarded under the Plan. Such conditions may be based upon continued service, the attainment of performance goals (which, in the case of grants of restricted stock intended to qualify for the performance-based compensation exception under Section 162(m)(4)(C) of the Code, satisfy the requirements of
Section 8) and/or such other relevant factors or criteria designated by the Committee. The holder of restricted stock will not be permitted to transfer shares of restricted stock awarded under the Plan before the time the applicable vesting conditions are satisfied.

                  (e) RIGHTS AS A STOCKHOLDER. Except as provided herein and as otherwise determined by the Committee, the recipient of a restricted stock award shall have with respect to his or her restricted stock all of the rights of a holder of shares of Common Stock, including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to satisfaction of the applicable vesting conditions, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends will be deferred until, and conditioned upon, the satisfaction of the applicable vesting conditions.

                  (f) LAPSE OF RESTRICTIONS. If and when the vesting conditions are satisfied with respect to a restricted stock award, a certificate for the shares covered by the award, to the extent vested, will be delivered to the grantee. All legends shall be removed from said certificates at the time of delivery except as otherwise required by applicable law.

                  8.  PERFORMANCE-BASED AWARDS.

                  (a) GENERAL. The Committee may condition the exercise, vesting or settlement of an award made under the Plan on the achievement of specified performance goals. The provisions of this Section will apply in the case of a performance-based award that is intended to generate "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

                  (b) OBJECTIVE PERFORMANCE GOALS. A performance goal established in connection with an award covered by this Section must be (1) objective, in the sense that a third party having knowledge of the relevant facts could determine whether the goal is met, (2) prescribed in writing by the Committee before the beginning of the applicable performance period or at such later date (when fulfillment is substantially uncertain) as may be permitted under Section 162(m) of the Code, and (3) expressed in the following manner with respect to any one or more of the following business criteria:

         (A) attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items (determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board), net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing;

         (B) attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits;

         (C) attainment of certain target levels of, or a specified increase in, operational cash flow;

         (D) achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee;

         (E) attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations;

         (F) attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital;

         (G) attainment of certain target levels of, or a percentage increase in, after-tax return on stockholders' equity;

         (H) attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula;

         (I) attainment of certain target levels in the fair market value of the shares of the Company's Common Stock; and

         (J) growth in the value of an investment in the Company's Common Stock assuming the reinvestment of dividends.

If and to the extent permitted under Section 162(m) of the Code, such performance goals may be determined without regard to (or adjusted for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period. The Committee may not delegate any responsibility with respect to the establishment or determination of performance goals to which awards covered by this Section are subject.

                  (c) CALCULATION OF PERFORMANCE-BASED AWARD. At the expiration of the applicable performance period, the Committee will determine the extent to which the performance goals established pursuant to this Section are achieved and the percentage of each performance-based award that has been earned. The Committee may reduce the amount that would otherwise be payable pursuant to an award covered by this Section, but may not exercise its discretion to increase such amount.

                  9.  NON-EMPLOYEE DIRECTOR STOCK OPTION AWARDS.

                  (a) DEFINITION. For all purposes hereof, the term "Non-Employee Director" means any member of the Board who is not also an employee of the Company of any affiliate.

                  (b) AUTOMATIC GRANTS. Without further action by the Board or the stockholders of the Company, (1) each Non-Employee Director shall, subject to the terms of the Plan, be granted an option to purchase 11,250 shares of Common Stock on the date he or she first commences service as a Non-Employee Director provided such date occurs after the date the Plan is adopted (the "Initial Grant"), and (2) each Non-Employee Director will be granted an option to purchase 2,500 shares of Common Stock on the trading day following each annual meeting of the Company's stockholders that occurs after the date the Plan is adopted and at least one year after the date he or she first became a Non-Employee Director (the "Annual Grant").

                  (c) OPTION AGREEMENT. Stock options granted pursuant to this
Section 9 will be NQSOs. Such options shall be evidenced by written option agreements on a form approved by the Board. Such agreements shall contain such terms and conditions as are not inconsistent with the terms and conditions hereof.

                  (d) TERMS OF OPTIONS.

                        (i) EXERCISE PRICE. The purchase price per share deliverable upon the exercise of an option shall be 100% of the closing price of such Common Stock, as published by the principal national securities exchange (including, but not limited to NASDAQ) on which shares of the Common Stock are traded on such date, at the date of the grant of the Option.

                        (ii) VESTING CONDITIONS. An Initial Grant will be 50% vested at the time of the grant, and will become 100% vested on the first anniversary of the date of grant, provided the optionee is still a Non-Employee Director on the vesting date. An Annual Grant will become vested as to 50% of the shares originally covered thereby on each of the first two anniversaries of the grant date, provided the optionee is still a Non-Employee Director on the vesting date.

                        (iii) EFFECT OF TERMINATION OF SERVICE. The provisions
                              of Section 11(a) shall apply to options granted pursuant to this Section 9.

                        (iv) CAPITAL TRANSACTIONS; CHANGE IN CONTROL. The provisions of Section 12 shall apply to options granted pursuant to this Section 9.

                  (e) EXPIRATION. Except as otherwise provided herein, if not previously exercised, each option will expire on the tenth anniversary of the date of grant.

                  10. NON-TRANSFERABILITY OF AWARDS. No stock option, SAR, Performance Award or other stock-based award under the Plan shall be transferable by the recipient other than upon the recipient's death to a beneficiary designated by the recipient in a manner acceptable to the Committee, or, if no designated beneficiary shall survive the recipient, pursuant to the recipient's will or by the laws of descent and distribution. All stock options and SARs shall be exercisable during the recipient's lifetime only by the recipient. Tandem stock appreciation rights shall be transferable, to the extent permitted above, only with the underlying stock option. Shares of restricted stock may not be transferred prior to the date on which shares are issued, or, if later, the date on which such shares have vested and are free of any applicable restriction imposed hereunder. Except as otherwise specifically provided by law or the provisions hereof, no award received under the Plan may be transferred in any manner, and any attempt to transfer any such award shall be void, and no such award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an NQSO is transferable in whole or part to such persons, under such circumstances, and subject to such conditions as the Committee may prescribe.

                  11. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE. Unless otherwise determined by the Committee at grant or, if no rights of the participant are thereby reduced, thereafter, and subject to earlier termination in accordance with the provisions hereof, the following rules apply with regard to vesting and exercise of awards held by a participant at the time of his or her termination of employment or other service with the Company and its affiliates.

                  (a)   RULES APPLICABLE TO STOCK OPTIONS AND SARS.

                        (1) TERMINATION BY REASON OF DEATH. If a participant's
                  employment or service terminates by reason of his or her death, then any stock option or SAR held by the deceased participant will thereupon become fully vested and may be exercised by the deceased participant's beneficiary at any time within one year from the date of death but in no event after expiration of the stated term.

                        (2) TERMINATION BY REASON OF DISABILITY. If a
                  participant's employment or service terminates by reason of his or her disability (defined below), then any stock option or SAR held by the participant, to the extent exercisable on the date his or her employment or service terminates, may be exercised by the participant at any time within one year from the date his or her employment or service terminates but in no event after expiration of the stated term. If the participant dies during such one-year period and before the option or SAR is exercised, then the deceased participant's beneficiary may exercise the option or SAR, to the extent exercisable by the deceased participant immediately prior to his or her death, for a period of one year following the date of death but in no event after expiration of the stated term. For the purposes hereof, the term "disability" means the inability of a participant to perform the customary duties of his or her employment or other service for the Company or an affiliate by reason of a physical or mental incapacity which is expected to result in death or be of indefinite duration.

                        (3) OTHER TERMINATION. If a participant's employment or
                  service terminates for any reason (other than death or disability) or no reason, then all stock options and SARs held by the participant, to the extent otherwise exercisable on the date his or her employment or service is terminated, may be exercised by the participant at any time within a period of six months from the termination date, but in no event beyond the expiration of the stated term of such stock options and SARs.

                  (b) RULES APPLICABLE TO RESTRICTED STOCK. Upon the termination of a participant's employment or service for any reason (including death and disability) or no reason, restricted stock which has not yet become fully vested will, unless otherwise determined by the Committee, automatically be forfeited by the participant (or the participant's successors) and any certificate therefor or book entry with respect thereto or other evidence thereof will be canceled.

                  (c) RULES APPLICABLE TO PERFORMANCE-BASED AWARDS. Upon termination of a participant's employment or service for any reason (including death and disability) or no reason, then the participant's outstanding performance-based awards will, unless otherwise determined by the Committee, thereupon expire and the participant (or his or her beneficiary, as the case may be) will not be entitled to receive any amount in respect of the performance period or cycle within which the participant's employment or service is terminated.

                  (d) RULES APPLICABLE TO OTHER STOCK-BASED AWARDS. Rules similar to those set forth in subsection (b) (relating to restricted stock awards) will apply in connection with the termination of employment or service of a participant who holds any other form of stock-based award granted under the plan that has not yet vested and/or is contingent upon future performance of services.

                  12. CAPITAL CHANGES; CHANGE IN CONTROL.

                  (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The aggregate number and class of shares for which awards may be granted under the Plan, the maximum number of shares covered by awards that may be granted to any individual in any calendar year, the number and class of shares covered by each outstanding award and, if applicable, the exercise price per share shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

                  (b) CHANGE IN CONTROL. If, in connection with a Change in Control (defined below), the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board so directs, then all outstanding options will be converted into options to purchase shares of Exchange Stock. The number of shares and exercise price under the converted options will be determined by adjusting the number of shares and exercise price for the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock will receive in connection with the Change in Control and, unless the Board determines otherwise, the vesting conditions with respect to the converted options will be substantially the same as the vesting conditions set forth in the original option agreement. If the Board does not direct the conversion of outstanding options in connection with a Change in Control, then all optionees will be permitted to exercise their outstanding options in whole or in part (whether or not otherwise vested or exercisable) prior to the Change in Control, and any outstanding options which are not exercised before the Change in Control will thereupon terminate.

                  (c) DEFINITION OF CHANGE IN CONTROL. For purposes hereof, the term "Change in Control" shall be deemed to occur if (1) there shall be consummated (A) any consolidation, merger or reorganization involving the Company, unless such consolidation, merger or reorganization is a "Non-Control Transaction" (as defined below) or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (2) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (3) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
Act) of more than 50% of the combined voting power of the Company's then outstanding voting securities other than (a) a person who owns or owned shares of Class B Common Stock of the Company, (b) pursuant to a plan or arrangement entered into by such person and the Company or (c) pursuant to receipt of such shares from a stockholder of the Company pursuant to such stockholder's will or the laws of descent and distribution, or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. A "Non-Control Transaction" shall mean a consolidation, merger or reorganization of the Company where (1) the stockholders of the Company immediately before such consolidation, merger or reorganization own, directly or indirectly, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such consolidation, merger or reorganization (the "Surviving Corporation"), (2) the individuals who were members of the Board of the Company immediately prior to the execution of the agreement providing for such consolidation, merger or reorganization constitute at least 50% of the members of the Board of Directors of the Surviving Corporation, or a corporation directly or indirectly beneficially owning a majority of the voting securities of the Surviving Corporation and (3) no person (other than (a) the Company, (b) any subsidiary of the Company, (c) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any subsidiary, or (d) any person who, immediately prior to such consolidation, merger or reorganization, beneficially owned more than 50% of the combined voting power of the Company's then outstanding voting securities beneficially owns more than 50% of the combined voting power of the Surviving Corporation's then outstanding voting securities.

                  (d) FRACTIONAL SHARES. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and each such option will cover only the number of full shares resulting from the adjustment.

                  (e) DETERMINATION OF BOARD TO BE FINAL. All adjustments under this Section shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

                  13. AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely the accrued rights of the holder of any outstanding award without the consent of the holder. Except as otherwise provided in Section 12, any amendment which would increase the aggregate number of shares of Common Stock for which awards may be granted under the Plan or modify the class of recipients eligible to receive stock-based awards under the Plan shall be subject to the approval of the Company's stockholders. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time provided, however, that any amendment which would adversely affect the accrued rights of the holder may not be made without his or her consent.

                  14. NO RIGHTS CONFERRED. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any affiliate of the Company.

                  15. GOVERNING LAW. The Plan and each option agreement shall be governed by the laws of the State of Delaware, except as otherwise provided in the option agreement.

                  16. DECISIONS AND DETERMINATIONS OF COMMITTEE TO BE FINAL. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

                  17. TERM OF THE PLAN. The Plan shall be effective as of December 9, 1998, subject to the approval of the stockholders of the Company within one year from the date of adoption by the Board. The Plan will terminate on December 9, 2008, unless sooner terminated by the Board. The rights of any person with respect to an award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the award (as then in effect or thereafter amended) and the Plan.

                               TMP WORLDWIDE INC.
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

      The undersigned hereby appoints Andrew J. McKelvey and Thomas Collison, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at monster.com, 5 Clock Tower Place, Maynard, Massachusetts 01754 at 11:00 A.M. on Monday, June 28, 1999, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as directed on the reverse side hereof.

      Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

               (To be Completed, Signed and Dated on Reverse Side)

/X/  Please mark your
     votes as in this
     example.

                                                      Nominees:                        3. Transaction of such other business as may
                                                                                          properly come before the meeting and any
FOR      WITHHOLD                                     Andrew J. McKelvey                  adjournments thereof.
/ /        / /         1. ELECTION                    George R. Eisele
                          OF                          John R. Gaulding                 NOTE: THIS PROXY WILL BE VOTED AS
                          DIRECTORS                   Michael Kaufman                  SPECIFIED. IF NO SPECIFICATION IS MADE, IT
                                                      John Swann                       WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1
                                                      James J. Treacy                  AND FOR PROPOSAL 2. THE PROXIES ARE
                                                                                       AUTHORIZED TO VOTE IN THEIR DISCRETION WITH
                                                                                       RESPECT TO OTHER MATTERS WHICH MAY COME
                                                                                       BEFORE THE MEETING.



(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below.)


------------------------------------------------------------------


FOR    AGAINST   ABSTAIN
/ /      / /       / /        2. APPROVAL OF THE COMPANY'S
                                 1999 LONG TERM INCENTIVE
                                 PLAN







SIGNATURE___________________________________    DATE__________    SIGNATURE___________________________________   DATE__________
                                                                               (SIGNATURE IF HELD JOINTLY)

NOTE:    Please mark, date and sign exactly as name appears hereon, including designation as executor, trustee, etc. if applicable.  A corporation must sign in its name by the President or other authorized officer.  All co-owners must sign.
         PLEASE RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
